Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
HF Foods Group Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(1)		(1)	(2)	—	—	—
	Equity	Preferred Stock, par value $0.001 per share(1)		(1)	(2)	—	—	—
	Debt	Debt Securities(1)		(1)	(2)	—	—	—
	Other	Warrants(1)		(1)	(2)	—	—	—
	Other	Rights(1)		(1)	(2)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	$100,000,000	—	$100,000,000(3)	0.00014760	$14,760
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Total Offering Amounts						$100,000,000(3)		$14,760
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$14,760
(1)An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.
(2)The proposed maximum offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and related disclosure on Form S-3.
(3)Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of all securities issued by the Registrant pursuant to this registration statement will not exceed $100,000,000.